Exhibit 99.1

For Immediate Release:

Bank of Commerce Holdings Announces Name Change for Subsidiary Bank

SACRAMENTO, California, April 15, 2019 / GLOBE NEWSWIRE — Bank of Commerce Holdings (NASDAQ: BOCH) (the “Company”), a $1.5 billion asset bank holding company and parent company of Redding Bank of Commerce (the “Bank”), today announced that the Bank’s name will change to Merchants Bank of Commerce effective May 20, 2019.

“I am excited to announce the Bank’s name change to Merchants Bank of Commerce,” said Randall S. Eslick, President and Chief Executive Officer. “The change unifies all of our branches and divisions under one name and one logo. The new name, Merchants Bank of Commerce, speaks to the legacy of both Redding Bank of Commerce and The Merchants National Bank of Sacramento, which our Company acquired in January 2019. As Merchants Bank of Commerce, we remain committed to our core values of integrity, ownership, respect, excellence, and teamwork, and to fostering successful growth in our company, our people, and our community. Our name is changing, but we are still your bank of choice.”

All of the Bank’s locations will begin operating as Merchants Bank of Commerce on May 20, 2019. At that time, the Bank’s website URL will change to mboc.com.

About Bank of Commerce Holdings

Bank of Commerce Holdings is a bank holding company headquartered in Sacramento, California and is the parent company for Redding Bank of Commerce which operates under three separate names (Redding Bank of Commerce; Sacramento Bank of Commerce, a division of Redding Bank of Commerce; and The Merchants Bank of Sacramento, a division of Redding Bank of Commerce). The Bank is an FDIC-insured California banking corporation providing community banking and financial services through twelve locations in northern California. The Bank was incorporated as a California banking corporation on November 25, 1981 and opened for business on October 22, 1982. The Company’s common stock is listed on the NASDAQ Global Market and trades under the symbol “BOCH”.

Forward-Looking Statements

Bank of Commerce Holdings wishes to take advantage of the safe harbor provisions included in the Private Securities Litigation Reform Act of 1995. This news release includes statements by the Company that describe management’s expectations regarding future developments and which may not be based on historical facts and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21B of the Securities Act of 1934, as amended. Future events are difficult to predict and are necessarily subject to risk and uncertainty that may cause actual results to differ materially and adversely from those expressed or implied by our forward-looking statements. In addition to discussions about risks and uncertainties set forth from time to time in the Company's public filings, factors that may cause actual results to differ materially from those contemplated by such forward looking statements include, among others, the following possibilities: (1) local, national and international economic conditions are less favorable than expected or have a more direct and pronounced effect on the Company than expected and adversely affect the Company's ability to continue its internal growth at historical rates and maintain the quality of its earning assets; (2) changes in interest rates reduce interest margins more than expected and negatively affect funding sources; (3) projected business increases following strategic expansion or opening or acquiring new banks and/or branches are lower than expected; (4) our concentration in lending tied to real estate exposes us to the adverse effects of material increases in interest rates, declines in the general economy, tightening credit markets or declines in real estate values; (5) competitive pressure among financial institutions increases significantly; (6) legislation or regulatory requirements or changes adversely affect the businesses in which the Company is engaged; and (7) technological changes could expose us to new risks.

Contact Information:

Randall S. Eslick, President and Chief Executive Officer

Telephone Direct (916) 677-5800

James A. Sundquist, Executive Vice President and Chief Financial Officer

Telephone Direct (916) 677-5825

Samuel D. Jimenez, Executive Vice President and Chief Operating Officer

Telephone Direct (530) 722-3952

Andrea M. Newburn, Vice President and Senior Administrative Officer / Corporate Secretary

Telephone Direct (530) 722-3959